To:

All Media

Date:

April 29, 2009

Arrow Financial Corporation Announces

$5 Million Stock Repurchase Program

and

Declares Cash Dividend

The Board of Directors of Arrow Financial Corporation (NasdaqGS® – AROW) on
April 29, 2009 approved a new stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to $5 million of the Company’s common stock over the next twelve months in open market or negotiated transactions.

Also, the Board declared a quarterly cash dividend of $.25 per share payable
June 15, 2009 to shareholders of record June 3, 2009.

Arrow Financial Corporation is a multi-bank holding company headquartered in

Glens Falls, NY serving the financial needs of northeastern New York.  Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company.  Other subsidiaries include North Country Investment Advisers, Inc. and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.